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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



[x]        Filed by the Registrant
[_]        Filed by a Party other than the Registrant

Check the appropriate box:
[_]        Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
[_]        Definitive Proxy Statement
[x]        Definitive Additional Materials
[_]        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               KASPER A.S.L., LTD.

                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

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[_]        Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

           1)         Title of each class of securities to which transaction
                      applies:
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                      applies:
           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
           4)        Proposed maximum aggregate value of transaction:  $
           5)        Total fee paid:  $

[_]        Fee paid previously with preliminary materials.

[_]        Check box if any part of the fee is offset as provided by Exchange
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           statement number, or the Form or Schedule and the date of its filing.

           1)  Amount Previously Paid: $
           2)  Form, Schedule or Registration Statement No.:
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           4)  Date Filed:
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NY2:\857376\14\55745.0005

This Notice of Re-Adjournment of 1999 Annual Meeting of Stockholders of Kasper A.S.L., Ltd. replaces the Notice previously filed with the Securities Exchange Commission on 01/28/00.

                               KASPER A.S.L., LTD
                                  77 METRO WAY
                           SECAUCUS, NEW JERSEY 07094
                            -------------------------

                            NOTICE OF RE-ADJOURNMENT
                                       OF
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 14, 2000
                            -------------------------

                                                                January 28, 2000

To Our Stockholders:


           You are cordially invited to attend the re-adjournment of the 1999 Annual Meeting of Stockholders (the "Meeting") of Kasper A.S.L., Ltd., a Delaware corporation (the "Company"), to be held on March 14, 2000, at 10:00 a.m., Eastern time, at the offices of Weil, Gotshal and Manges LLP, 767 Fifth Avenue, New York, New York 10153. The following matters are to be presented for consideration at the Meeting:


(1) The election of seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

(2)        A proposal to approve the Company's 1999 Share Incentive Plan; and

(3) The transaction of such other business as may properly come before the Meeting and any adjournments or postponements thereof.

           As previously announced, the Company's 1999 Annual Meeting was adjourned on September 28, 1999, after the Company's stockholders had:

(1) approved an amendment to the Amended and Restated Certificate of Incorporation of the Company to eliminate current restrictions on the mortgage, pledge, transfer and other disposition of the assets of the Company without obtaining the prior consent of at least 66-2/3% of the outstanding voting stock of the Company in order to permit the Company to enter into secured credit facilities and other financing arrangements from time to time; and

(2) ratified the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending January 1, 2000.

           The close of business on January 26, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. A list of such stockholders of the Company as of the close of business on January 26, 2000 will be open to the examination of any stockholder for any purpose germane to the meeting during normal business hours, for a period of at least 10 days prior to the Meeting at the offices of Weil, Gotshal & Manges LLP at 767 Fifth Avenue, New York, New York 10153.

                                             By Order of the Board of Directors,
                                             Lester E. Schreiber
                                             Secretary



IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.